UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2014

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, C. Robert Quint, Executive Vice President and Chief Financial Officer of Radian Group Inc. (the “Company”), intends to retire from his current role on December 31, 2014 and retire from the Company on March 31, 2015.

On December 16, 2014, the Company entered into a consulting agreement with Mr. Quint (the “Quint Consulting Agreement”), pursuant to which Mr. Quint will provide consulting services to the Company following his retirement. Pursuant to this agreement: (1) Mr. Quint will provide consulting services to the Company from Apri1 1, 2015 through December 31, 2015; (2) the Company will pay Mr. Quint a $10,000 monthly retainer; and (3) the restrictive covenants included in Mr. Quint’s previously disclosed Severance Agreement with the Company dated December 30, 2010 and in his outstanding stock option and restricted stock unit award agreements are extended to December 31, 2016. The foregoing description of the consulting arrangement is qualified in its entirety by reference to the full text of the Quint Consulting Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Consulting Services Agreement, dated December 16, 2014, between Radian Group Inc. and C. Robert Quint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC. (Registrant)

Date: December 18, 2014	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Services Agreement, dated December 16, 2014, between Radian Group Inc. and C. Robert Quint